UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

CERES, INC.

(Exact Name of registrant as Specified in its charter)

Delaware	001-35421	33-0727287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1535 Rancho Conejo Boulevard Thousand Oaks, CA	91320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 376-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 15, 2012, Ceres, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the stockholders approved an amendment (the “2000 Plan Amendment”) of the Ceres, Inc. 2000 Stock Option/Stock Issuance Plan, as amended (the “2000 Plan”) to extend the term of outstanding options to purchase 403,666 shares of common stock that were granted under the 2000 Plan and that were scheduled to expire on December 18, 2012 to thirteen years from their date of grant (subject to the consent of the affected optionholders).

The descriptions of the 2000 Plan Amendment and the material terms of the 2000 Plan included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 20, 2012 (the “Proxy Statement”) for the Special Meeting are incorporated by reference in this Form 8-K. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the 2000 Plan, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Special Meeting, the stockholders of the Company approved the 2000 Plan Amendment. The results of the voting were as follows:

Votes FOR:	12,774,806
Votes AGAINST:	3,924,928
Abstentions:	6,682
Broker non-votes:	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Ceres, Inc. 2000 Stock Option/Stock Issuance Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERES, INC.

Date: August 20, 2012	By:	/S/ PAUL KUC
Name: Paul Kuc
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Ceres, Inc. 2000 Stock Option/Stock Issuance Plan, as amended.